Exhibit 107.1
Calculation of Filing Fee Table
Form
S-4
(Form Type)
Issuer:
BLUE OWL FINANCE LLC
Guarantors:
BLUE OWL CAPITAL INC.
BLUE OWL CAPITAL GP HOLDINGS LLC
BLUE OWL CAPITAL GP LLC
BLUE OWL CAPITAL HOLDINGS LP
BLUE OWL CAPITAL CARRY LP
BLUE OWL CAPITAL GROUP LLC
BLUE OWL GPSC HOLDINGS LLC
BLUE OWL CAPITAL GP HOLDINGS LP
BLUE OWL GP STAKES GP HOLDINGS LLC
BLUE OWL REAL ESTATE HOLDINGS LP
BLUE OWL REAL ESTATE GP HOLDINGS LLC
BLUE OWL CAPITAL HOLDINGS LLC
(Exact Name of Registrant as Specified in its Charter)

Table of Contents
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	7.397% Senior Notes due 2028(2)	457(f); 457(a)	$59,800,000	—	$59,800,000(1)	0.00014760	$8,826.48

	Debt	Guarantees of the 7.397% Senior Notes due 2028(3)	457(n)	$59,800,000	—	—	—

	Debt	3.125% Senior Notes due 2031(2)	457(f); 457(a)	$700,000,000	—	$700,000,000(1)	0.00014760	$103,320.00

	Debt	Guarantees of the 3.125% Senior Notes due 2031(3)	457(n)	$700,000,000	—	—	—

	Debt	4.375% Senior Notes due 2032(2)	457(f); 457(a)	$400,000,000	—	$400,000,000(1)	0.00014760	$59,040.00

	Debt	Guarantees of the 4.375% Senior Notes due 2032(3)	457(n)	$400,000,000	—	—	—

	Debt	6.250% Senior Notes due 2034(2)	457(f); 457(a)	$1,000,000,000	—	$1,000,000,000(1)	0.00014760	$147,600.00

	Debt	Guarantees of the 6.250% Senior Notes due 2034(3)	457(n)	$1,000,000,000	—	—	—

	Debt	4.125% Senior Notes due 2051(2)	457(f); 457(a)	$350,000,000	—	$350,000,000(1)	0.00014760	$51,660.00

	Debt	4.125% Senior Notes due 2051(3)	457(n)	$350,000,000	—	—	—

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$2,509,800,000		$370,446.48

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$370,446.48

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended .
(2)
The 7.397% Senior Notes due 2028, the 3.125% Senior Notes due 2031, the 4.375% Senior Notes due 2032, the 6.250% Senior Notes due 2034 and the 4.125% Senior Notes due 2051 will be the obligations of Blue Owl Finance LLC.

(3)
Blue Owl Capital Inc. and the registrants listed on the Table of Additional Registrants will guarantee the obligations of Blue Owl Finance LLC under the 7.397% Senior Notes due 2028, the 3.125% Senior Notes due 2031, the 4.375% Senior Notes due 2032, the 6.250% Senior Notes due 2034 and the 4.125% Senior Notes due 2051. The guarantees are not traded separately. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is due with respect to the guarantees.